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                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)___

                                 -------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (Exact name of trustee as specified in its charter)


A National Banking Association                         36-0899825
                                                       (I.R.S. employer
                                                       identification number)

One First National Plaza, Chicago, Illinois            60670-0126
(Address of principal executive offices)               (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
           (Name, address and telephone number of agent for service)

                                 -------------

                             Texas Industries, Inc.
              (Exact name of obligor as specified in its charter)

Delaware                                     75-0832210
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification number)

1341 West Mockingbird Lane
Dallas, Texas                                75247-6913
(Address of principal executive offices)     (Zip Code)


                                Debt Securities
                    Guarantees of Trust Preferred Securities
                        (Title of Indenture Securities)

ITEM 1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
          TRUSTEE:

          (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of the Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; and The Board of Governors of the Federal Reserve System, Washington, D.C.

          (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.


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          7.   A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of May, 1998.

          The First National Bank of Chicago,
          Trustee

          BY  /s/ SANDRA L. CARUBA
              -------------------------------
              Sandra L. Caruba
              Vice President


* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 2, 1996 (Registration No. 333-14201).


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                                   EXHIBIT 6

                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                        May 26, 1998


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the indenture between Texas Industries, Inc. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO


                              By: /s/ SANDRA L. CARUBA
                                  ----------------------------------
                                  Sandra L. Caruba
                                  Vice President


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
                                   EXHIBIT 7


Legal Title of Bank:  The First National Bank of Chicago                            Call Date:  12/31/97  ST-BK: 17-1630  FFIEC 031
Address:              One First National Plaza, Ste 0303                                                                  Page RC-1
City, State   Zip:    Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                                 C400
                                                                             Dollar Amounts                     -------
                                                                              in Thousands              RCFD    BIL MIL THOU
                                                                             --------------             ----    ------------

ASSETS
 1. Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1) .........                                   0081     4,267,336   1.a.
    b. Interest-bearing balances(2) ..................................                                   0071     6,893,837   1.b.
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ....                                   1754             0   2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) ..                                   1773     5,691,722   2.b.
 3. Federal funds sold and securities purchased under agreements to
    resell                                                                                               1350     6,339,940   3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) ............................................................     RCFD 2122 25,202,984                               4.a.
    b. LESS: Allowance for loan and lease losses .....................     RCFD 3123    419,121                               4.b.
    c. LESS: Allocated transfer risk reserve .........................     RCFD 3128          0                               4.c.
    d. Loans and leases, net of unearned income, allowance, and
    reserve (item 4.a minus 4.b and 4.c) .............................                                   2125    24,783,863   4.d.
 5. Trading assets (from Schedule RC-D) ..............................                                   3545     6,703,332   5.
 6. Premises and fixed assets (including capitalized leases) .........                                   2145       743,426   6.
 7. Other real estate owned (from Schedule RC-M) .....................                                   2150         7,727   7.
 8. Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...................................                                   2130       134,959   8.
 9. Customers' liability to this bank on acceptances outstanding .....                                   2155       644,340   9.
10. Intangible assets (from Schedule RC-M) ...........................                                   2143       268,501  10.
11. Other assets (from Schedule RC-F) ................................                                   2160     2,004,432  11.
12. Total assets (sum of items 1 through 11) .........................                                   2170    58,483,415  12.

____________

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

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

Legal Title of Bank:  The First National Bank of Chicago                            Call Date:  09/30/97  ST-BK: 17-1630  FFIEC 031
Address:              One First National Plaza, Ste 0303                                                                  Page RC-2
City, State   Zip:    Chicago, IL 60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

Schedule RC--Continued

                                                            Dollar Amounts in
                                                               Thousands                               Bil Mil Thou
                                                            -----------------                          ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1) .........................                             RCON   2200    21,756,846  13.a.
       (1) Noninterest-bearing(1) ..........................     RCON 6631  9,197,227                               13.a.1
       (2) Interest-bearing ................................     RCON 6636    559,619                               13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries,
       and IBFs (from Schedule RC-E, part II) ..............                             RCFN   2200   14,811,410   13.b.
       (1) Noninterest-bearing .............................     RCFN 6631    332,801                               13.b.1
       (2) Interest-bearing ................................     RCFN 6636 14,478,609                               13.b.2
14. Federal funds purchased and securities sold under
    agreements to repurchase in domestic ...................                             RCFD   2800     4,535,422  14
15. a. Demand notes issued to the U.S. Treasury ............                             RCON   2840        43,763  15.a
    b. Trading liabilities (from Schedule RC-D) ............                             RCFD   3548     6,523,239  15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less .......                             RCFD   2332     1,360,165  16.a
    b. With a remaining maturity of more than one year
       through three years .................................                                    A547       576,492  16.b
    c. With a remaining maturity of more than three years ..                                    A548       703,981  16.c
17. Not applicable
18. Bank's liability on acceptances executed and
    outstanding ............................................                             RCFD   2920       644,341  18
19. Subordinated notes and debentures (2) ..................                             RCFD   3200     1,700,000  19
20. Other liabilities (from Schedule RC-G) .................                             RCFD   2930     1,322,077  20
21. Total liabilities (sum of items 13 through 20) .........                             RCFD   2948    53,987,736  21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ..........                             RCFD   3838             0  23
24. Common stock ...........................................                             RCFD   3230       200,858  24
25. Surplus (exclude all surplus related to preferred
    stock)..................................................                             RCFD   3839     2,999,001  25
26. a. Undivided profits and capital reserves ..............                             RCFD   3632     1,273,239  26.a.
    b. Net unrealized holding gains (losses) on available-
       for-sale securities .................................                             RCFD   8434        24,096  26.b.
27. Cumulative foreign currency translation adjustments ....                             RCFD   3284        (1,515) 27
28. Total equity capital (sum of items 23 through 27) ......                             RCFD   3210     4,495,679  28
29. Total liabilities and equity capital (sum of items 21
    and 28) ................................................                             RCFD   3300    58,483,415  29

Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most
    comprehensive level of auditing work performed for the                      Number
    bank by independent external auditors as of any date                        ------
    during 1996 ............................................     RCFD 6724        N/A                               M.1

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company             auditors
    (but not on the bank separately)                             7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state
    chartering authority)

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

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